Exhibit 99.1
Verisk Reports Fourth-Quarter 2017 Financial Results

•
Revenue grew 12.7% to $570 million in the fourth quarter and 7.5% to $2,145 million for fiscal year 2017; organic constant currency revenue growth, a non-GAAP measure, was 7.4% in the quarter and 5.3% for fiscal year 2017.

•	Net income was $205 million in the fourth quarter and $555 million for the full year; EBITDA was $276 million in the fourth quarter and $1,048 million for the full year.

•
Diluted GAAP earnings per share (GAAP EPS) were $1.22 in the quarter and $3.29 for the full year; diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, were $1.34 for the quarter and $3.74 for the full year.

•	Benefit (provision) for income tax reflects an $89 million benefit from the recently enacted tax legislation for the fourth quarter and for the full year of 2017.

•	Net cash provided by operating activities was $744 million for fiscal year 2017; free cash flow from continuing operations was $560 million for fiscal year 2017.

•	During the quarter, Verisk acquired PowerAdvocate for a net cash purchase price of $200 million.

•	The company repurchased $270 million of its shares in 2017. As of December 31, 2017, the company had $366 million remaining under its share repurchase authorization.
JERSEY CITY, N.J., February 20, 2018 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fourth quarter and fiscal year ended December 31, 2017. Scott Stephenson, chairman, president, and CEO, said, "Fourth-quarter results were solid, led by robust organic revenue growth in insurance, positioning us well as we head into 2018. We continue to be excited by the quality of ideas generated through our engagement with clients and the new business opportunities they provide. We are very happy to have closed the PowerAdvocate transaction, capping a year of strong acquisitions. Our near-term focus will turn to integration and execution."
Lee Shavel, CFO and executive vice president, said, "Continued growth and cash flow generation enabled us to generate capital for deployment through internal investment, acquisitions, debt repayment and share repurchases in 2017. We expect to continue to work back to our leverage target and to return capital to shareholders through share repurchases in 2018. I look forward to working with our management to optimize capital allocation across the enterprise to improve returns."
Table 1: Summary of Results
(in millions, except per share amounts)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.
Note: Adjusted net income and adjusted EPS are non-GAAP numbers.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016	Change	2017	2016	Change
Revenues from continuing operations	$570.3	$506.1	12.7%	$2,145.2	$1,995.2	7.5%
Income from continuing operations	$204.6	$107.5	90.4%	$555.1	$451.5	23.0%
Adjusted EBITDA from continuing operations	$275.7	$257.8	6.9%	$1,047.8	$1,004.7	4.3%
Adjusted net income from continuing operations	$225.4	$135.4	66.5%	$630.4	$531.5	18.6%
Diluted GAAP EPS from continuing operations	$1.22	$0.63	93.7%	$3.29	$2.64	24.6%
Diluted adjusted EPS from continuing operations	$1.34	$0.80	67.5%	$3.74	$3.11	20.3%
Revenue
Total revenue increased 12.7% and 7.4% on an organic constant currency basis in the fourth quarter. For the full year, total revenue grew 7.5% and 5.3% on an organic constant currency basis.

Table 2: Revenues and Revenue Growth by Category
(in millions)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.

			Revenue Growth
	Three Months Ended		Three Months Ended
	December 31,		December 31, 2017
	2017	2016	Reported	Organic	Organic Constant Currency
Insurance	$211.2	$178.3	18.5%	12.9%	12.8%
Energy and specialized markets	116.6	109.7	6.3%	5.2%	4.7%
Financial services	47.3	35.5	33.1%	0.4%	0.2%
Decision Analytics	$375.1	$323.5	16.0%	8.9%	8.6%

Industry-standard insurance programs	$151	$139.9	7.9%	5.9%	5.9%
Property-specific rating and underwriting information	44.2	42.7	3.5%	3.3%	3.3%
Risk Assessment	$195.2	$182.6	6.9%	5.3%	5.3%

Revenues from continuing operations	$570.3	$506.1	12.7%	7.6%	7.4%

			Revenue Growth
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2017
	2017	2016	Reported	Organic	Organic Constant Currency
Insurance	$784.7	$699.8	12.1%	9.7%	9.7%
Energy and specialized markets	444.7	442.8	0.4%	(2.2)%	1.4%
Financial services	145.5	128.3	13.4%	(2.8)%	(2.7)%
Decision Analytics	$1,374.9	$1,270.9	8.2%	4.3%	5.6%

Industry-standard insurance programs	$593.6	$554.1	7.1%	5.1%	5.1%
Property-specific rating and underwriting information	176.7	170.2	3.8%	3.3%	3.3%
Risk Assessment	$770.3	$724.3	6.4%	4.7%	4.7%

Revenues from continuing operations	$2,145.2	$1,995.2	7.5%	4.5%	5.3%
Decision Analytics segment revenue grew 16.0% in the fourth quarter and 8.2% for the full year.

•
Insurance category revenue increased 18.5% in the quarter and 12.1% for the full year. Reported results include the recent acquisitions of Analyze Re, Arium, ENI, Aerial Imagery acquisitions, Sequel, Rebmark, and Service Software. Organic revenue performance in the quarter was led by strong growth in loss quantification and claims analytics solutions. Catastrophe modeling and underwriting solutions also contributed to growth.

•
Energy and specialized markets category revenue increased 6.3% in the quarter and 0.4% for the full year. Reported results include the recent acquisitions of Greentech Media, Quest Offshore, and MAKE. In addition to the acquisitions, growth in the quarter was primarily the result of continuing end-market improvements in the energy business.

•
Financial services category revenue increased 33.1% in the quarter and 13.4% for the full year. Reported results include the recent acquisitions of Fintellix, G2 Web Services, and LCI. The organic growth in the quarter was driven by analytical products and media effectiveness solutions, partially offset by several contract completions in 2016.

Risk Assessment segment revenue grew 6.9% in the quarter and 6.4% for the full year.

•
Revenue growth in industry-standard insurance programs was 7.9% in the fourth quarter and 7.1% for the full year, resulting primarily from the annual effect of growth in 2017 invoices effective from January 1 and growth from new solutions. Reported results include the recent acquisitions of Risk Intelligence Ireland, MarketStance and Healix.

•	Property-specific rating and underwriting information revenue grew 3.5% in the fourth quarter and 3.8%

for the full year. Growth was led by an increase in underwriting solutions subscription revenue. Reported results include the recent acquisition of The GeoInformation Group in fourth-quarter 2016.
Expenses, Income, and Adjusted EBITDA
Cost of revenues increased 8.2% in the fourth quarter and 9.7% for the full year compared with the respective prior-year periods. Excluding the $14.5 million ESOP payment in 2016, the increases were 16.9% and 12.0%, in the fourth quarter and for the full year, respectively. On an organic basis, cost of revenues decreased 0.7% in the fourth quarter and increased 3.4% for the full year. Excluding the 2016 ESOP payment, the organic increases were 7.4% and 5.5%, in the fourth quarter and for the full year, respectively. The year-over-year increase, excluding the 2016 ESOP payment, is primarily due to contributions from acquisitions, salaries and benefits, and information technology costs.
Selling, general, and administrative expense, or SG&A, increased 13.0% in the quarter and 7.0% for the full year, primarily due to acquisition-related costs and other expenses related to supporting business growth. Excluding the $4.3 million ESOP payment in 2016, SG&A increased 19.6% in the quarter and 8.6% for the full year. On an organic basis, SG&A increased 9.0% in the fourth quarter and 2.5% for the full year. Excluding the 2016 ESOP payment, the organic increases were 15.5% and 4.0%, respectively.
Net Income increased 90.4% to $205 million in the fourth quarter and 23.0% to $555 million for the full year. Adjusted EBITDA increased 6.9% in the quarter and 4.3% for the full year.

•
The 5.0% increase in Decision Analytics adjusted EBITDA to $161 million in the quarter was the result of acquisitions, growth in the business, and good cost management. Decision Analytics adjusted EBITDA grew 1.6% for the full year.

•	The 9.9% increase in Risk Assessment adjusted EBITDA to $115 million in the quarter was the result of revenue growth. Risk Assessment adjusted EBITDA grew 8.0% for the full year.
Earnings Per Share
Diluted GAAP EPS was $1.22 in the fourth quarter and $3.29 for the full year.
Diluted adjusted EPS was $1.34 in the fourth quarter, an increase of 67.5% compared with the same period in 2016. Diluted adjusted EPS was $3.74 for the full year, an increase of 20.3% compared with 2016. The 2017 tax reform legislation benefited diluted adjusted EPS by $0.53 in the fourth quarter and for the full year due to a tax benefit resulting from the revaluation of net deferred tax liabilities. The remaining increase was primarily due to organic growth in the business, acquisitions, and a lower share count.
Cash Flow
Net cash provided by operating activities was $744 million for the 12 months ended December 31, 2017. Capital expenditures increased 25.8% to $184 million and were 8.6% of revenues for the year ended December 31, 2017. Free cash flow was $560 million for the full year, an increase of 9.8% after excluding $100 million of taxes paid related to the sale of the healthcare business in 2016. This represented 53.4% of adjusted EBITDA for the 12 months ended December 31, 2017.
Share Repurchases and Financing Activities
The company repurchased 3.4 million shares for the full year for a total return of capital to shareholders of $270 million. At December 31, 2017, the company had $366 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, February 21, 2018, at 8:30 a.m. EST (5:30 a.m. PST, 1:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast using Conference ID #7319817 will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants.

About Verisk
Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.

Headquartered in Jersey City, N.J., Verisk operates in 30 countries and is a member of Standard & Poor’s S&P 500® Index. In 2017, Forbes magazine named Verisk to its America’s Best Mid-Size Employers list and to its World’s Most Innovative Companies list. Verisk is one of only seven companies to appear on both lists. For more information, please visit www.verisk.com.
Contact:
Investor Relations
Lee Shavel
Chief Financial Officer
Verisk
201-469-2073
IR@verisk.com
Media
Rich Tauberman
MWWPR (for Verisk)
202-600-4546
rtauberman@mww.com

Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results, reported in U.S. dollars, are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared to the U.S. dollar. Accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We use the term “constant currency” to present results that have been adjusted to exclude foreign currency impact. Foreign currency impact represents the differences in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating comparable prior-period year results at the currency exchange rates used in the current period, rather than the exchange rates in effect during the prior period. Organic revenue excludes revenue from our recent acquisitions that have not been consolidated for a full prior annual period.
Adjusted EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “adjusted EBITDA” as net income from continuing operations before interest expense, provision for income taxes, depreciation and amortization expense, 2016 nonrecurring severance charges and gain on sale of equity investments, excluding a fourth-quarter 2016 nonrecurring ESOP payment.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 3 (below) for a reconciliation of adjusted EBITDA to income from continuing operations, Table 4 for a reconciliation of adjusted net income to income from continuing operations, and Table 5 for a reconciliation of free cash flow from continuing operations to net cash provided by operating activities.

Table 3: Segment Results Summary
(in millions)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.

	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
	DA	RA	Total	DA	RA	Total
Revenues	$375.1	$195.2	$570.3	$323.5	$182.6	$506.1
Cost of revenues	(151.6)	(57.1)	(208.7)	(128.1)	(64.9)	(193.0)
SG&A	(64.1)	(23.1)	(87.2)	(53.2)	(24.0)	(77.2)
Depreciation and amortization of fixed and intangible assets	(55.3)	(9.0)	(64.3)	(43.3)	(7.1)	(50.4)
Investment income and others, net	1.5	(0.2)	1.3	3.0	0.1	3.1
Interest expense	N/A	N/A	(32.1)	N/A	N/A	(28.4)
Provision for income tax	N/A	N/A	25.3	N/A	N/A	(52.7)
Income from continuing operations	N/A	N/A	204.6	N/A	N/A	107.5
plus: Interest expense	N/A	N/A	32.1	N/A	N/A	28.4
plus: Provision for income tax	N/A	N/A	(25.3)	N/A	N/A	52.7
plus: Depreciation and amortization	55.3	9.0	64.3	43.3	7.1	50.4
plus: Nonrecurring ESOP charge	—	—	—	8.1	10.7	18.8
Adjusted EBITDA from continuing operations	$160.9	$114.8	$275.7	$153.3	$104.5	$257.8

Income from continuing operations margin	N/A	N/A	35.9%	N/A	N/A	21.2%
Adjusted EBITDA from continuing operations margin	42.9%	58.8%	48.3%	47.4%	57.2%	50.9%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2016
	DA	RA	Total	DA	RA	Total
Revenues	$1,374.9	$770.3	$2,145.2	$1,270.9	$724.3	$1,995.2
Cost of revenues	(557.0)	(226.8)	(783.8)	(490.7)	(223.7)	(714.4)
SG&A	(238.3)	(84.5)	(322.8)	(214.9)	(86.7)	(301.6)
Depreciation and amortization of fixed and intangible assets	(203.0)	(34.4)	(237.4)	(183.2)	(28.4)	(211.6)
Investment income and others, net	9.5	(0.3)	9.2	4.5	1.6	6.1
Interest expense	N/A	N/A	(119.4)	N/A	N/A	(120.0)
Provision for income tax	N/A	N/A	(135.9)	N/A	N/A	(202.2)
Income from continuing operations	N/A	N/A	555.1	N/A	N/A	451.5
plus: Interest expense	N/A	N/A	119.4	N/A	N/A	120.0
plus: Provision for income tax	N/A	N/A	135.9	N/A	N/A	202.2
plus: Depreciation and amortization	203.0	34.4	237.4	183.2	28.4	211.6
plus: Nonrecurring severance charges	—	—	—	2.1	—	2.1
minus: Gain on sale of equity investments	—	—	—	—	(1.5)	(1.5)
plus: Nonrecurring ESOP charge	—	—	—	8.1	10.7	18.8
Adjusted EBITDA from continuing operations	$589.1	$458.7	$1,047.8	$580.0	$424.7	$1,004.7

Income from continuing operations margin	N/A	N/A	25.9%	N/A	N/A	22.6%
Adjusted EBITDA from continuing operations margin	42.8%	59.5%	48.8%	45.6%	58.6%	50.4%

Table 4: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)
Note: Continuing operations reflect the 2016 sale of the healthcare services business.
Note: Adjusted net income and adjusted EPS are non-GAAP numbers.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016	Change	2017	2016	Change
Income from continuing operations	$204.6	$107.5	90.4%	$555.1	$451.5	23.0%
plus: Amortization of intangibles	28.1	22.1		101.8	92.5
less: Income tax effect on amortization of intangibles	(7.3)	(5.8)		(26.5)	(24.1)
plus: Nonrecurring ESOP charge	—	18.8		—	18.8
less: Income tax effect on nonrecurring ESOP charge	—	(7.2)		—	(7.2)
Adjusted net income from continuing operations	$225.4	$135.4	66.5%	$630.4	$531.5	18.6%

Basic adjusted EPS from continuing operations	$1.37	$0.81	69.1%	$3.82	$3.16	20.9%
Diluted adjusted EPS from continuing operations	$1.34	$0.80	67.5%	$3.74	$3.11	20.3%

Weighted average shares outstanding (in millions)
Basic	164.7	167.4		165.2	168.2
Diluted	168.3	170.2		168.7	171.2

Table 5: Free Cash Flow Reconciliation
(in millions)
Note: Free cash flow from continuing operations is a non-GAAP number.

	Twelve Months Ended
	December 31,
	2017		2016		Change
Net cash provided by operating activities		$743.5		$577.5	28.7%
less: Net cash provided by operating activities from discontinued operations		—		(21.4)	(100.0)%
Capital expenditures	$(183.5)		$(156.5)		17.3%
less: Capital expenditures from discontinued operations	—		10.6		(100.0)%
less: Capital expenditures from continuing operations		(183.5)		(145.9)	25.8%
Free cash flow from continuing operations		$560.0		$410.2	36.5%
Attached Financial Statements
Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2017 and 2016

	2017	2016

	(In millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$142.3	$135.1
Available-for-sale securities	3.8	3.4
Accounts receivable, net	345.5	263.9
Prepaid expenses	38.1	28.9
Income taxes receivable	28.8	49.3
Other current assets	39.1	20.3
Total current assets	597.6	500.9
Noncurrent assets:
Fixed assets, net	478.3	380.3
Intangible assets, net	1,345.3	1,010.8
Goodwill	3,368.7	2,578.1
Deferred income tax assets	15.9	15.6
Other assets	214.5	145.5
Total assets	$6,020.3	$4,631.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$225.4	$184.0
Short-term debt and current portion of long-term debt	724.4	106.8
Deferred revenues	384.7	330.8
Income taxes payable	3.1	—
Total current liabilities	1,337.6	621.6
Noncurrent liabilities:
Long-term debt	2,284.4	2,280.2
Deferred income tax liabilities	337.8	322.2
Other liabilities	135.1	74.8
Total liabilities	4,094.9	3,298.8
Commitments and contingencies
Stockholders’ equity:
Verisk common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 164,878,930 and 166,915,772 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,180.1	2,121.6
Treasury stock, at cost, 379,124,108 and 377,087,266 shares, respectively	(3,150.5)	(2,891.4)
Retained earnings	3,308.0	2,752.9
Accumulated other comprehensive losses	(412.3)	(650.8)
Total stockholders’ equity	1,925.4	1,332.4
Total liabilities and stockholders’ equity	$6,020.3	$4,631.2

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2017 and 2016

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

	(In millions, except for share and per share data)
Revenues	$570.3	$506.1	$2,145.2	$1,995.2
Expenses:
Cost of revenues (exclusive of items shown separately below)	208.7	193.0	783.8	714.4
Selling, general and administrative	87.2	77.2	322.8	301.6
Depreciation and amortization of fixed assets	36.2	28.3	135.6	119.1
Amortization of intangible assets	28.1	22.1	101.8	92.5
Total expenses	360.2	320.6	1,344.0	1,227.6
Operating income	210.1	185.5	801.2	767.6
Other income (expense):
Investment income and others, net	1.3	3.1	9.2	6.1
Interest expense	(32.1)	(28.4)	(119.4)	(120.0)
Total other expense, net	(30.8)	(25.3)	(110.2)	(113.9)
Income before income taxes	179.3	160.2	691.0	653.7
Benefit (provision) for income taxes	25.3	(52.7)	(135.9)	(202.2)
Income from continuing operations	204.6	107.5	555.1	451.5
Income from discontinued operations, net of tax of $(5.3) million and $113.3 million in 2016	—	1.8	—	139.7
Net income	$204.6	$109.3	$555.1	$591.2
Basic net income per share:
Income from continuing operations	$1.24	$0.64	$3.36	$2.68
Income from discontinued operations	—	0.01	—	0.83
Basic net income per share	$1.24	$0.65	$3.36	$3.51
Diluted net income per share:
Income from continuing operations	$1.22	$0.63	$3.29	$2.64
Income from discontinued operations	—	0.01	—	0.81
Diluted net income per share	$1.22	$0.64	$3.29	$3.45
Weighted average shares outstanding:
Basic	164,730,093	167,369,020	165,168,224	168,248,304
Diluted	168,333,256	170,200,721	168,688,868	171,171,572

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2017 and 2016

	2017	2016

	(In millions)
Cash flows from operating activities:
Net income	$555.1	$591.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	135.6	126.2
Amortization of intangible assets	101.8	98.4
Amortization of debt issuance costs and original issue discount	4.2	5.0
Provision for doubtful accounts	2.0	2.4
KSOP stock based compensation expense	—	14.5
Stock based compensation	31.8	30.0
Gain on sale of subsidiary	—	(265.9)
Realized loss on securities, net	—	0.5
Gain on sale of non-controlling equity investments in non-public companies	—	(1.5)
Deferred income taxes	(73.6)	14.8
Loss on disposal of fixed assets	0.1	1.0
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(45.5)	(5.7)
Prepaid expenses and other assets	(30.6)	(26.5)
Income taxes	22.7	8.7
Accounts payable and accrued liabilities	28.5	(2.6)
Deferred revenues	29.2	(8.2)
Other liabilities	(17.8)	(4.8)
Net cash provided by operating activities	743.5	577.5
Cash flows from investing activities:
Acquisitions, net of cash acquired of $29.9 million and $2.1 million, respectively	(873.3)	(67.7)
Proceeds from sale of subsidiary	—	714.6
Escrow funding associated with acquisitions	(41.6)	(6.4)
Capital expenditures	(183.5)	(156.5)
Purchases of available-for-sale securities	(0.3)	(0.3)
Proceeds from sales and maturities of available-for-sale securities	0.4	0.5
Other investing activities, net	(7.2)	9.0
Net cash (used in) provided by investing activities	(1,105.5)	493.2

	2017	2016

	(In millions)
Cash flows from financing activities:
Proceeds from issuance of short-term debt with original maturities greater than three months	455.0	—
Proceeds (repayments) from short-term debt, net	160.0	(770.0)
Payment of debt issuance costs	(0.5)	(0.5)
Repurchases of common stock	(276.3)	(326.8)
Net share settlement of taxes from restricted stock awards	(2.9)	(3.1)
Proceeds from stock options exercised	35.0	41.1
Other financing activities, net	(7.8)	(4.9)
Net cash provided by (used in) financing activities	362.5	(1,064.2)
Effect of exchange rate changes	6.7	(9.7)
Increase (decrease) in cash and cash equivalents	7.2	(3.2)
Cash and cash equivalents, beginning of period	135.1	138.3
Cash and cash equivalents, end of period	$142.3	$135.1
Supplemental disclosures:
Income taxes paid	$186.3	$289.2
Interest paid	$113.9	$116.6
Noncash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$—	$6.5
Promissory note received for sale of discontinued operations	$—	$82.9
Equity interest received for sale of discontinued operations	$—	$8.4
Deferred tax liability established on the date of acquisitions	$74.4	$4.7
Tenant improvement allowance	$—	$0.1
Capital lease obligations	$10.9	$11.7
Capital expenditures included in accounts payable and accrued liabilities	$2.9	$1.9